EXHIBIT 23 B CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB into the Company's previously filed Registration Statement File Nos. 33-04384 and 333-49785.



                                          ARTHUR ANDERSEN LLP






Minneapolis, Minnesota,
      March 30, 2000